                                    EXHIBIT 3


LIFE FINANCIAL CORPORATION ANNOUNCES RECENT EVENTS

RIVERSIDE, Calif., March 22, 2001-- LIFE Financial Corporation (NASDAQ: LFCO) (the "Company"), the holding company of LIFE Bank, F.S.B. (the "Bank"'), announced that the Bank has stipulated to the issuance of a Prompt Corrective Action Directive (the "PCA Directive") by the Office of Thrift Supervision (the "OTS"). In addition, NASDAQ notified the Company on March 20, 2001 that the Company's common stock has failed to maintain a minimum market value of public float of $5,000,000 over the last 30 consecutive trading days. The Company also announced the restatement of its results of operations for the quarter and year ended December 31, 2000.

The PCA Directive requires the Bank to raise sufficient capital to achieve total risk-based capital of 8.0%; Tier 1 risk-based capital of 4.0%; and a leverage ratio of 4.0% by June 30, 2001 or to be recapitalized by merging or being acquired prior to September 30, 2001 among other things. In addition, the Bank is subject to other prompt corrective action provisions including limitations on capital distributions, restrictions on the payment of management fees, asset growth, acquisitions, branching, and new lines of business, senior executive officers' compensation, and on other activities. The Bank must also restrict the rates the Bank pays on deposits to the prevailing rates of interest on deposits of comparable amounts and maturities in the region where the Bank is located. The Bank is prohibited from entering into any material transaction other than in the normal course of business without the prior consent of the OTS. Steven R. Gardner, President and Chief Executive Officer stated "We continue to work closely with our investment bankers to identify the best alternative to satisfy the regulatory capital requirments while maximizing shareholder value. We have taken significant steps in restructuring and reducing the risk profile of the Bank while making progress to return to core operating profitability."

The NASDAQ notification stated the Company has until June 18, 2001 to regain compliance with the minimum market value of public float rule. If at anytime before June 18, 2001, the market value of the public float of the Company's common stock is at least $5,000,000 for a minimum of 10 consecutive trading days the NASDAQ staff will make a determination as to compliance with the rule. If the Company is unable to demonstrate compliance with the rule on or before June 18, 2001, or has not submitted an application to transfer to The NASDAQ SmallCap Market, NASDAQ will provide the Company with written notification that its securities will be delisted. At that time the Company may appeal the decision to a NASDAQ Listing Qualifications Panel. The Company previously disclosed it had been notified on January 5, 2001 by NASDAQ that the Company's common stock had failed to maintain a minimum bid of $1 for 30 consecutive business days and that it had until April 5, 2001 to attain compliance with the minimum bid rule. At that time the Company may appeal the decision to a NASDAQ Listing Qualifications Panel. The Company may be delisted for failure to maintain compliance with the minimum bid rule as well as the minimum market value of public float rule.


On January 29, 2001 the Company announced its fourth quarter and year-end results for 2000. Due to events subsequent to that date, the Company is restating its fourth quarter and year end results. The fourth quarter of 2000 loss is $6.1 million, or ($.92) per basic and diluted share, compared with a loss of $21.3 million, or ($3.23) per basic and diluted share for the quarter ended December 31, 1999. The fourth quarter loss included a $2.2 million provision for loan losses, a $5.4 million write-down of the Bank's Participation Contract and a $2.2 million provision for income taxes. The net loss for the year ended December 31, 2000 is $18.0 million, or ($2.70) per basic and diluted share, compared to net loss of $17.8 million, or ($2.71) per basic and diluted share, for the year ended December 31, 1999.

The restatement of the fourth quarter loss and the loss for the year ended December 31, 2000 resulted in part from an OTS field review of the Bank's valuation of the Participation Contract during the first quarter of 2001. The OTS field review was conducted in conjunction with the February 16, 2001 notification of their intent to issue a Prompt Corrective Action Directive. The proposed PCA Directive included a requirement to sell or otherwise dispose of the Bank's Participation Contract by March 31, 2001. During their field review, the OTS made recommendations regarding the assumptions used to value the Participation Contract and has removed the requirement to dispose of the asset from the PCA Directive. Additionally, the Bank will limit the Participation Contract to 25% of Tier 1 capital consistent with the proposed capital rule changes for the treatment of residual interests as published by the regulatory agencies on September 27, 2000. The Bank has increased the discount rate from 20% to 40% to value its interest in the Participation Contract, which in part decreased the valuation by $5.4 million. Mr. Gardner commented "this decrease in value is ironic given the fact that the overall performance of each of the three loan pools in the securitizations are generally performing better than the current assumptions we employ to value the future cash flows. However, given the heightened regulatory concern over residuals and the absence of an active market for these assets, we feel the discount rate is appropriate."

FORWARD-LOOKING COMMENTS

The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.

Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks:

         -   Changes in the performance of the financial markets;

         - Changes in the demand for and market acceptance of the Company's products and services;

         - Changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive products and pricing;

         -   The effect of the Company's policies;

         -   The continued availability of adequate funding sources; and

         -   various legal, regulatory and litigation risks.

FOR INFORMATION ON LIFE FINANCIAL-PLEASE E-MAIL YOUR REQUEST TO rpainter@lifebank.net OR CALL ROY L. PAINTER, CHIEF FINANCIAL OFFICER AT
909.637.4095 OR STEVEN R. GARDNER, PRESIDENT AND CHIEF EXECUTIVE OFFICER AT
909.637.4110. PLEASE INCLUDE YOUR PHONE, FACSIMILE AND MAILING ADDRESS.

LIFE FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
UNAUDITED (In thousands)

                                                  (Restated)
                                                  December 31,   December 31,
ASSETS                                              2000           1999
-----------------------------------------------   ---------     -------------
Cash and cash equivalents                         $   7,810       $  17,315
Federal Funds Sold                                      730           3,000
Securities Held under Repurchase Agreements          25,000            --
Participation Contract                                4,429           9,288
Investment Securities Available for Sale             42,370            --
Investment Securities Held to Maturity                 --            32,833
Loans:
      Loans held for sale                              --           330,727
      Loans held for investment                     321,723         106,350
Allowance for loan losses                            (4,999)         (2,749)
                                                  ---------      -------------
      Net loans                                     316,724         434,328
Mortgage servicing rights                             5,652           6,431
Accrued interest receivable                           3,187           3,676
Foreclosed real estate                                1,683           2,214
Premises and equipment                                3,100           6,003
Income taxes receivable                                 201          18,653
Deferred income taxes                                   902           5,196
Other assets                                          2,633          12,964
                                                  ---------      -------------
TOTAL ASSETS                                      $ 414,421       $ 551,901
                                                  =========      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------


LIABILITIES:

Deposit accounts                                  $ 345,093       $ 468,859
Other borrowings                                     47,120          17,873
Subordinated debentures                               1,500           1,500
Accrued expenses and other liabilities                6,808          29,207
                                                  ---------      -------------
Total liabilities                                   400,521         517,439
                                                  ---------      -------------

STOCKHOLDERS' EQUITY:
Common stock, $.01 par value                             67              67
Additional paid-in capital                           42,575          42,525
Retained earnings                                   (26,110)         (8,130)
Accumulated adjustments to stockholders' equity      (2,632)            --
                                                  ---------      -------------
Total stockholders' equity                           13,900          34,462
                                                  ---------      -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $ 414,421       $ 551,901
                                                  =========      =============


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LIFE FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT
UNAUDITED (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                              THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                                            ----------------------         -----------------------
                                                                           (Restated)                   (Restated)
                                                                           DECEMBER 31,  DECEMBER 31,   DECEMBER 31,    DECEMBER 31,
INTEREST INCOME:                                                               2000         1999           2000           1999
----------------------------------------------------------------------     -------------------------------------------------------
Loans                                                                    $     7,661    $    11,555    $    39,262    $    40,991
Other interest-earning assets                                                  2,410            366          4,809          5,387
                                                                         -----------    -----------    -----------    -----------
      Total interest income                                                   10,071         11,921         44,071         46,378

INTEREST EXPENSE:
Interest-bearing deposits                                                      5,766          6,144         25,572         22,000
Subordinated debentures                                                           53             53            472            210
Other borrowings                                                                 500            876          2,402          3,367
                                                                          -----------    -----------    -----------    -----------
      Total interest expense                                                   6,319          7,073         28,446         25,577
                                                                          -----------    -----------    -----------    -----------
NET INTEREST INCOME                                                            3,752          4,848         15,625         20,801

PROVISION FOR LOAN LOSSES                                                      2,194          2,744          2,910          5,382
                                                                          -----------    -----------    -----------    -----------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                            1,558          2,104         12,715         15,419

NONINTEREST INCOME:
Loan servicing fee income                                                        594          1,446          3,344          4,967
Bank and other fee income                                                        155            102            568            355
Net gain (loss) on mortgage banking operations                                   204            (45)        (5,684)         8,599
Net gain/ (loss) from participation contract and investment securities          (650)          --           (1,675)          --
Net gain (loss) on residual mortgage-backed securities                           131        (31,901)           295        (31,888)
Other income/ (loss)                                                             174            100            546            789
                                                                            -----------    -----------    -----------    -----------
     Total noninterest income                                                    608        (30,298)        (2,606)       (17,178)

NONINTEREST EXPENSE:
Compensation and benefits                                                      2,139          3,358         10,848         12,394
Premises and occupancy                                                           820          1,117          4,059          4,037
Data processing                                                                  236            529          1,072          1,642
Net loss on foreclosed real estate                                               270             90            589             31
Restructuring charges                                                            335           --              849           --
Other expense                                                                  1,147          2,165          5,710          9,381
                                                                         -----------    -----------    -----------    -----------
        Total noninterest expense                                              4,947          7,259         23,127         27,485
                                                                         -----------    -----------    -----------    -----------
LOSS FROM OPERATIONS                                                          (2,781)       (35,453)       (13,018)       (29,244)
PROVISION (BENEFITS) FOR INCOME TAXES                                          3,339        (14,134)         4,962        (11,405)
                                                                          -----------    -----------    -----------    -----------
NET LOSS FROM OPERATIONS                                                 $    (6,120)   $   (21,319)   $   (17,980)   $   (17,839)
                                                                         ===========    ===========    ===========    ===========

Basic Average Shares Outstanding                                           6,668,436      6,606,316      6,668,231      6,575,189
Basic Earnings (Loss) per Share                                               ($0.92)        ($3.23)        ($2.70)        ($2.71)

Diluted Average Shares Outstanding                                         6,668,436      6,606,316      6,668,231      6,575,189
Diluted Earnings (Loss) per Share                                             ($0.92)        ($3.23)        ($2.70)        ($2.71)


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LIFE FINANCIAL CORPORATION AND SUBSIDIARIES
STATISTICAL INFORMATION
UNAUDITED (IN THOUSANDS)

                                                                      (Restated)
ASSET QUALITY:
Non-accrual loans                                                   $    22,616
Real estate owned                                                   $     1,683
Charge offs                                                         $       407
Charge offs to average loans                                              0.10%
Non-accrual loans to total loans                                          6.75%
Non-accrual loans to total assets                                         5.46%
Allowance for credit losses to total loans                                1.49%
Allowance for credit losses to non-accrual loans                         22.49%

AVERAGE BALANCE SHEET:

Total assets                                                        $  522,082
Loans                                                               $  417,507
Deposits                                                            $  432,409
Borrowings                                                          $   37,839

NET INTEREST MARGIN                                                       3.28%

SHARE DATA:

Book value                                                          $     2.08
Market value(Closing Price)                                         $   0.6875

LIFE BANK CAPITAL RATIOS:

Tangible Equity Capital Ratio                                             4.33%
Core Capital Ratio                                                        4.33%
Tier 1 Risk-based Capital Ratio                                           5.73%
Risk-based Capital Ratio                                                  6.99%
